UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2006

NOVA OIL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-32531	91-2028450
(State or other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

The Riviana Building, 2777 Allen Parkway, Suite 800, Houston, Texas 77019
(Address of Principal Executive Offices)

713-869-6682
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On July 17, 2006, the Board of Directors of the Company appointed Robert Black and Robert W. White to the Board.   Mr. Black and Mr. White are both expected to serve on the Audit, Compensation and Nominating Committees of the Board.   Pursuant to the securities purchase agreement entered into on July 6 and prior to being elected to the Board, Mr. Black purchased 32,258 shares of the Company’s common stock and warrants to purchase up to 16,129 additional shares for an aggregate investment of $50,000, and Mr. White purchased 64,516 shares of the Company’s common stock and warrants to purchase up to 32,258 additional shares for an aggregate investment of $100,000.  The disclosures regarding the sale of common stock and warrants to purchase common stock pursuant to the Company’s private placement reported in Item 1.01 of the Company’s Current Report on Form 8-K filed July 12, 2006 are incorporated by reference into this Item 5.02.

Item 7.01 Regulation FD Disclosure

On July 18, the Company issued a press release to announce the appointment of Robert W. White and Robert Black to the Board, a copy of which is furnished as Exhibit 99.1 to this report and incorporated by reference herein.

The information contained in Item 7.01 of this report and in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

99.1         Press Release dated July 18, 2006.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NOVA OIL, INC.

By:	/s/ Kenneth T. Hern
Name:	Kenneth T. Hern
Title:	Chief Executive Officer

Date:   July 21, 2006

EXHIBIT INDEX

99.1         Press Release dated July 18, 2006.